Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	EVP, Chief Financial Officer
San Francisco, CA 94109	(415) 616-8524

Gabrielle L. Rabinovitch
Director, Investor Relations
(415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Third Quarter 2013 Results

Revenues Grow 11%, EPS Increases 18% to $0.58

Raises Financial Guidance for Fiscal Year 2013

San Francisco, CA, November 20, 2013 -- Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the 13 weeks ended November 3, 2013 (“Q3 13”) versus the 13 weeks ended October 28, 2012 (“Q3 12”).

Q3 13 Results

—	Net revenues grew 11.3% to $1.052 billion versus $945 million in Q3 12 with comparable brand revenue growth of 8.2%.

—	Operating margin increased to 8.8% from 8.4% in Q3 12.

—	Diluted earnings per share (“EPS”) grew 18.4% to $0.58 compared to $0.49 in Q3 12.

—	Cash returned to stockholders totaled $115 million comprising $85 million in stock repurchases and $30 million in dividends.

Laura Alber, President and Chief Executive Officer commented, “Our strong third quarter and our performance year-to-date illustrate the power of our business model and the relevancy of our brands. We delivered an 11% increase in revenue and EPS growth in excess of 18%. Importantly, we delivered this revenue growth and accompanying operating margin expansion while simultaneously investing in our multi-faceted growth initiatives.”

Alber continued, “We believe we are well-positioned heading into the holiday season and will continue to execute our key strategies to deliver an exceptional experience for our customers. We are focused on generating top-line results in conjunction with operational and capital discipline to deliver long-term shareholder value.”

Alber concluded, “Given our year-to-date results, and our confidence in the fourth quarter, we are raising our fiscal year 2013 revenue and EPS guidance to reflect our outperformance in the third quarter. We are now guiding fiscal year 2013 revenue to a range of $4.290 billion to $4.350 billion and our non-GAAP diluted EPS guidance to a range of $2.76 to $2.83.”

Comparable brand revenue growth in Q3 13 increased 8.2% on top of 8.5% in Q3 12 as shown in the table below:

Third Quarter Comparable Brand Revenue Growth by Concept*

	Q3 13	Q3 12
Pottery Barn	8.4%	11.1%
Williams-Sonoma	1.4%	0.8%
Pottery Barn Kids	3.9%	10.1%
West Elm	22.2%	13.0%
PBteen	16.7%	2.0%
Total	8.2%	8.5%
* See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

Direct-to-customer (“DTC”) net revenues in Q3 13 increased 14.5% to $512 million from $447 million in Q3 12, with growth across all brands, primarily driven by Pottery Barn and West Elm. DTC net revenues generated 49% of total company net revenues in Q3 13, compared to 47% in Q3 12.

Retail net revenues in Q3 13 increased 8.5% to $540 million from $497 million in Q3 12, primarily driven by Pottery Barn and West Elm. Including five net new stores within Q3 13, retail leased square footage increased 1.6% from the end of Q3 12.

Operating margin in Q3 13 was 8.8% compared to 8.4% in Q3 12:

—	Gross margin was 38.6% versus 39.0% in Q3 12.

—	Selling, general and administrative (“SG&A”) expenses were $313 million or 29.8% of net revenues versus $289 million or 30.6% in Q3 12.

EPS in Q3 13 increased 18.4% to $0.58 from $0.49 in Q3 12.

Merchandise inventories increased 30.5% to $899 million versus $688 million at the end of Q3 12. Excluding the impact of additional inventory in transit due to taking ownership of our inventory earlier in the supply chain in Q3 13 versus Q3 12, merchandise inventories increased 18.5% on a comparable basis.

STOCK REPURCHASE PROGRAM

During Q3 13, we repurchased 1.5 million shares of common stock at an average cost of $55.89 per share and a total cost of approximately $85 million. As of November 3, 2013, $534 million remained under the three-year $750 million stock repurchase program announced in March 2013.

FY 13 FINANCIAL GUIDANCE

—	Fourth Quarter 2013 Guidance (13 weeks)

—	Net revenues in the fourth quarter of fiscal 2013 (“Q4 13”) are expected to be in the range of $1.370 billion to $1.430 billion.

—	Comparable brand revenue growth in Q4 13 is expected to be in the range of 3% to 6%.

—	Diluted EPS in Q4 13 is expected to be in the range of $1.30 to $1.37.

—	Fiscal Year 2013 Guidance (52 weeks)

FY 13 GUID
Total Net Revenues (millions)	$4,290 - $4,350
Comparable Brand Revenue Growth (52-week vs. 52-week)	5 - 7%
Operating Margin	10.1 - 10.3%
Non-GAAP Diluted EPS	$2.76 - $2.83
Income Tax Rate	38.0 - 38.5%
Capital Spending (millions)	$200 - $220
Depreciation and Amortization (millions)	$150 - $160

—	Fiscal Year 2013 Store Opening and Closing Guidance by Retail Concept

	FY 12 ACT		FY 13 GUID
	Total	New	Close	End
Williams-Sonoma	253	7	(15)	245
Pottery Barn	192	6	(5)	193
Pottery Barn Kids	84	4	(8)	80
West Elm	48	11	(1)	58
Rejuvenation	4	-	-	4
Total	581	28	(29)	580

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 20, 2013, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G -- NON-GAAP INFORMATION

This press release includes non-GAAP diluted EPS. This non-GAAP financial measure excludes the impact of employee separation charges. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in Exhibit 1. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our diluted EPS results and guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our expectations for the holiday season; execution of our key strategies; our future financial guidance, including Q4 13 and fiscal year 2013 guidance; our three-year stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q3 13; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2013 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through e-commerce websites, direct mail catalogs and 595 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada and Australia, offers international shipping to customers worldwide, and has an unaffiliated franchisee that operates 27 stores in the Middle East.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED NOVEMBER 3, 2013 AND OCTOBER 28, 2012

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THIRD QUARTER
	2013		2012
	(13 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues

Direct-to-customer net revenues	$511,874	48.7%	$447,115	47.3%
Retail net revenues	539,674	51.3	497,439	52.7

Net revenues	1,051,548	100.0	944,554	100.0
Cost of goods sold	646,160	61.4	576,556	61.0

Gross margin	405,388	38.6	367,998	39.0
Selling, general and administrative expenses	312,894	29.8	288,702	30.6

Operating income	92,494	8.8	79,296	8.4
Interest (income), net	(103)	-	(173)	-

Earnings before income taxes	92,597	8.8	79,469	8.4
Income taxes	35,878	3.4	30,569	3.2

Net earnings	$56,719	5.4%	$48,900	5.2%

Earnings per share:
Basic	$0.59		$0.50
Diluted	$0.58		$0.49

Shares used in calculation of earnings per share:
Basic	95,453		98,444
Diluted	97,863		100,418

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTY-NINE WEEKS ENDED NOVEMBER 3, 2013 AND OCTOBER 28, 2012

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2013		2012
	(39 Weeks)		(39 Weeks)
		% of		% of
	$	Revenues	$	Revenues

Direct-to-customer net revenues	$1,408,615	48.2%	$1,235,883	46.9%
Retail net revenues	1,512,950	51.8	1,400,568	53.1

Net revenues	2,921,565	100.0	2,636,451	100.0
Cost of goods sold	1,813,068	62.1	1,624,707	61.6

Gross margin	1,108,497	37.9	1,011,744	38.4
Selling, general and administrative expenses	874,134	29.9	813,022	30.8

Operating income	234,363	8.0	198,722	7.5
Interest (income), net	(417)	-	(532)	-

Earnings before income taxes	234,780	8.0	199,254	7.6
Income taxes	89,676	3.1	76,258	2.9

Net earnings	$145,104	5.0%	$122,996	4.7%

Earnings per share:
Basic	$1.49		$1.24
Diluted	$1.46		$1.21

Shares used in calculation of earnings per share:
Basic	97,080		99,528
Diluted	99,075		101,285

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	November 3, 2013	February 3, 2013	October 28, 2012
Assets
Current assets
Cash and cash equivalents	$128,759	$424,555	$262,484
Restricted cash	14,283	16,055	16,049
Accounts receivable, net	74,886	62,985	59,562
Merchandise inventories, net	898,625	640,024	688,437
Prepaid catalog expenses	40,613	37,231	44,452
Prepaid expenses	49,317	26,339	34,370
Deferred income taxes, net	99,003	99,764	91,718
Other assets	11,698	9,819	9,741

Total current assets	1,317,184	1,316,772	1,206,813

Property and equipment, net	843,563	812,037	763,576
Non-current deferred income taxes, net	10,931	12,398	13,691
Other assets, net	54,764	46,472	39,342

Total assets	$2,226,442	$2,187,679	$2,023,422

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$433,926	$259,162	$236,562
Accrued salaries, benefits and other	110,116	120,632	96,534
Customer deposits	244,609	207,415	208,239
Income taxes payable	2,897	41,849	1,467
Current portion of long-term debt	1,793	1,724	1,753
Other liabilities	36,137	26,345	28,734

Total current liabilities	829,478	657,127	573,289

Deferred rent and lease incentives	165,445	171,198	177,912
Long-term debt	1,968	3,753	3,755
Other long-term obligations	59,506	46,463	50,609

Total liabilities	1,056,397	878,541	805,565

Stockholders’ equity	1,170,045	1,309,138	1,217,857

Total liabilities and stockholders’ equity	$2,226,442	$2,187,679	$2,023,422

ADDITIONAL INFORMATION

						Average Leased Square
	Store Count					Footage Per Store
Retail Concept	August 4, 2013	Openings	Closings	November 3, 2013	October 28, 2012	November 3, 2013	October 28, 2012
Williams-Sonoma	253	3	-	256	259	6,600	6,600
Pottery Barn	196	1	(1)	196	193	13,800	13,900
Pottery Barn Kids	86	-	(2)	84	83	8,000	8,100
West Elm	51	4	-	55	45	14,300	15,600
Rejuvenation	4	-	-	4	4	13,200	13,200

Total	590	8	(3)	595	584	9,900	10,000

	Total Store Square Footage
	August 4, 2013	November 3, 2013	October 28, 2012
Total store selling square footage	3,600,000	3,632,000	3,566,000
Total store leased square footage	5,863,000	5,908,000	5,813,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTY-NINE WEEKS ENDED NOVEMBER 3, 2013 AND OCTOBER 28, 2012

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2013	2012
	(39 Weeks)	(39 Weeks)
Cash flows from operating activities
Net earnings	$145,104	$122,996

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	111,412	98,653
Loss on sale/disposal of assets	1,737	1,567
Amortization of deferred lease incentives	(19,055)	(19,785)
Deferred income taxes	(10,722)	(8,767)
Tax benefit from exercise of stock-based awards	14,393	14,497
Excess tax benefit from exercise of stock-based awards	(6,617)	(7,399)
Stock-based compensation expense	28,440	22,778
Changes in:
Accounts receivable	(13,498)	(13,045)
Merchandise inventories	(258,876)	(134,545)
Prepaid catalog expenses	(3,382)	(10,157)
Prepaid expenses and other assets	(28,251)	(12,883)
Accounts payable	163,592	4,832
Accrued salaries, benefits and other current and long-term liabilities	12,017	(9,069)
Customer deposits	37,519	17,773
Deferred rent and lease incentives	13,833	15,866
Income taxes payable	(38,971)	(20,929)

Net cash provided by operating activities	148,675	62,383

Cash flows from investing activities:
Purchases of property and equipment	(145,236)	(116,398)
Restricted cash deposits	1,772	(1,317)
Proceeds from insurance reimbursement	1,418	-
Other	45	(231)

Net cash used in investing activities	(142,001)	(117,946)

Cash flows from financing activities:
Repurchase of common stock	(216,369)	(124,293)
Payment of dividends	(82,030)	(66,185)
Repayments of long-term obligations	(1,716)	(1,765)
Proceeds from exercise of stock-based awards	6,541	12,009
Tax withholdings related to stock-based awards	(14,162)	(12,327)
Excess tax benefit from exercise of stock-based awards	6,617	7,399
Other	(42)	(405)

Net cash used in financing activities	(301,161)	(185,567)

Effect of exchange rates on cash and cash equivalents	(1,309)	857
Net decrease in cash and cash equivalents	(295,796)	(240,273)
Cash and cash equivalents at beginning of period	424,555	502,757

Cash and cash equivalents at end of period	$128,759	$262,484

Exhibit 1

Operating Margin By Segment*

(Dollars in thousands)

	DTC		RETAIL		UNALLOCATED		TOTAL
	Q3 13	Q3 12	Q3 13	Q3 12	Q3 13	Q3 12	Q3 13	Q3 12
Net Revenues	$ 511,874	$447,115	$539,674	$497,439	$-	$-	$1,051,548	$ 944,554
Operating Income/(Expense)	117,086	100,769	49,300	44,003	(73,892)	(65,476)	92,494	79,296
Operating Margin	22.9%	22.5%	9.1%	8.8%	(7.0%)	(6.9%)	8.8%	8.4%

*	See the company’s 10-K and 10-Q filings for additional information on segment reporting and for the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of FY 13 Guidance and FY 12 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals rounded to the nearest cent per diluted share)

	Q1 13 ACT (13 Weeks)	Q2 13 ACT (13 Weeks)	Q3 13 ACT (13 Weeks)	Q4 13 GUID (13 Weeks)	Weighted Share Effect	FY 13 GUID (52 Weeks)
2013 GAAP Diluted EPS	$0.40	$0.49	$0.58	$1.30 - $1.37	($0.02)	$2.74 - $2.81
Impact of Employee Separation Charges (Note 1)	$0.02	-	-	-	-	$0.02
2013 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)**	$0.41	$0.49	$0.58	$1.30 - $1.37	($0.02)	$2.76 - $2.83

	Q1 12 ACT (13 Weeks)	Q2 12 ACT (13 Weeks)	Q3 12 ACT (13 Weeks)	Q4 12 ACT (14 Weeks)	Weighted Share Effect	FY 12 ACT (53 Weeks)
2012 GAAP Diluted EPS	$0.30	$0.43	$0.49	$1.34	($0.02)	$2.54
Impact of Employee Separation Charges (Note 2)	$0.04	-	-	-	-	$0.04
2012 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.34	$0.43	$0.49	$1.34	($0.02)	$2.58

*	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

**	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Impact of Employee Separation Charges – During Q1 13, we incurred charges of approximately $0.02 per diluted share associated with the previously announced retirement of the former President of the Williams-Sonoma brand. These charges were recorded within the unallocated segment.

Note 2:	Impact of Employee Separation Charges – During Q1 12 and FY 12, we incurred charges of approximately $0.04 per diluted share primarily associated with the previously announced retirement of our former Executive Vice President, Chief Operating and Chief Financial Officer. These charges were recorded within the unallocated segment.

Note 3:	SEC Regulation G – Non-GAAP Information – This table includes Non-GAAP Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our diluted EPS results and guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.